As filed with the Securities and Exchange Commission on December 18, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 18, 2003

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)

(704) 688-4300
(Registrant’s telephone number, including area code)

Item 5      Other Events

By press release dated December 18, 2003, First Charter Corporation (the “Company”) announced prepayment of selected borrowings, increased loan growth, and revised earnings estimates. Reference is made to the Company’s news release dated December 18, 2003, which is included as exhibit 99.1 to this Current Report on Form 8-K.

Item 7      Financial Statements and Exhibits

(c)  The following exhibits are filed herewith:

Exhibit No.	Description

99.1	News release disseminated on December 18, 2003 by First Charter Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ Robert O. Bratton

Robert O. Bratton
Executive Vice President and Chief Financial Officer

Dated: December 18, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release disseminated on December 18, 2003 by First Charter Corporation.